UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2015

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 16, 2015, ANADIGICS, Inc. (“ANADIGICS” or the “Company”) received notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that its application to transfer its common stock from the Nasdaq Global Market to the Nasdaq Capital Market had been approved. The Company’s common stock has been transferred to the Nasdaq Capital Market as of the opening of business on December 17, 2015. Following the move to the Nasdaq Capital Market, the Company’s common stock will continue to trade under the symbol “ANAD”.

As the Company previously announced, the Company received a letter dated June 18, 2015 from the staff of Nasdaq (the “staff”) providing notification that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5550(a)(2).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had been provided an initial period of 180 calendar days, or until December 15, 2015, to regain compliance.

By transferring its common stock listing from the Nasdaq Global Market to the Nasdaq Capital Market, the Company received an additional 180 calendar compliance period, or until June 13, 2016, to regain compliance with applicable Nasdaq listing rules.

As the Company previously announced, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aloha Holding Company, Inc., a Delaware corporation (“Parent”), and Aloha Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), pursuant to which Parent will acquire the Company. As the Company previously announced, pursuant to the terms of the Merger Agreement, the Company’s Board of Directors determined that the Company received a Superior Offer as that term is defined in the Merger Agreement from a third party. There can be no assurance that a transaction with the third party will be consummated or that Parent will propose any adjustments to the Merger Agreement.

The Company believes that a sale of the Company will close prior to June 13, 2016. However, in the event no such transaction closes, the Company intends to monitor the bid price of its common stock and its minimum market value of listed securities and will consider options available to it to achieve compliance and the Company will take all steps necessary to comply with applicable Nasdaq listing rules, including effecting a reverse stock split.

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect ANADIGICS’ current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe ANADIGICS’ future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in ANADIGICS’ reports filed with the Securities and Exchange Commission, including ANADIGICS’ Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2015

ANADIGICS, INC.

By: /s/ Ronald L. Michels

Name: Ronald L. Michels

Title: Chairman and Chief Executive Officer

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